As filed with the Securities and Exchange Commission on May 29, 2014

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHYRONHEGO CORPORATION

(Exact name of registrant as specified in its charter)

New York	11-2117385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

ChyronHEGO Corporation 2008 Long-Term Incentive Plan

(Full title of the plan)

Johan Apel

President and Chief Executive Officer

ChyronHego Corporation

5 Hub Drive

Melville, New York 11747

(631) 845-2000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to

Megan N. Gates, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone (617) 542-6000

Facsimile (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	3,000,000	$2.19	$6,570,000	$847.00

(1)

The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be issued under the ChyronHego Corporation 2008 Long-Term Incentive Plan, as amended on May 20, 2014 (the "Plan"). The maximum number of shares which may be sold under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on The NASDAQ Global Market as of a date (May 28, 2014) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

This Registration Statement on Form S-8 hereby registers 3,000,000 additional shares of Common Stock for issuance under the Plan. Up to 8,000,000 shares of Common Stock issued or to be issued under the Plan were previously registered on July 24, 2013, (File No. 333-190095), May 26, 2010 (File No. 333-167086) and July 9, 2008 (File No. 333-152205).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated herein by reference:

(a)     The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 14, 2014 (File No. 001-09014);

(b)     The portions of the registrant's Definitive Proxy Statement on Schedule 14A filed on April 3, 2014 that are deemed "filed" with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-09014);

(c)     The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Commission on May 13, 2014 (File No. 001-09014); and

(d)     The registrant's Current Reports on Form 8-K filed with the Commission on February 14, 2014, April 9, 2014, and May 21, 2014 (File No. 001-09014).

(e)     The description of the Common Stock contained in the registrant's registration statement on Form 8-A (File No. 001-09014) filed under the Exchange Act, filed with the Commission on September 2, 2008, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this registration statement has been passed upon for the registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 6. Indemnification of Directors and Officers.

Our Amended and Restated By-laws provide that we shall indemnify directors and officers, to the fullest extent permitted by applicable law, for all costs reasonably incurred in connection with any action, suit, or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of our company.

Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorneys' fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he or she was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he or she reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 723-725 of the New York Business Corporation Law ("BCL").

We have also entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that directors and executive officers (the "Indemnitees") will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of us or as directors, officers, employees or agents of any other company or entity at our request. We will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against us or any of our directors or officers unless we consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse us for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under section 723(a) of the New York BCL and the indemnity agreement, to indemnification for such expenses.

We have purchased directors' and officers' liability insurance insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

The indemnification provision in our Amended and Restated By-laws, and the indemnification agreements entered into between us and the Indemnitees, may be sufficiently broad to permit indemnification of the Indemnitees for liabilities arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1.1

Restated Certificate of Incorporation filed with the State of New York on December 27, 1991 (previously filed as Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991 (File No. 000-05110) and incorporated herein by reference).

4.1.2

Certificate of Amendment of the Restated Certificate of Incorporation filed with the State of New York on February 7, 1997 (previously filed as Exhibit 3(c) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 001-09014) and incorporated herein by reference).

4.1.3

Certificate of Amendment of the Restated Certificate of Incorporation filed with the State of New York on September 19, 2007 (previously filed as Exhibit 3(i) to the registrant's Current Report on Form 8-K filed with the Commission on September 24, 2007 (File No. 000-05110) and incorporated herein by reference).

4.1.4

Certificate of Amendment of the Restated Certificate of Incorporation filed with the State of New York (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed with the Commission on May 29, 2013 (File No. 001-09014) and incorporated herein by reference).

4.2

Amended and Restated By-Laws (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed with the Commission on November 14, 2013 (File No. 001-09014) and incorporated herein by reference).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP).

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

24.1	Powers of Attorney to file future amendments (set forth on the signature page of this registration statement).

99.1

ChyronHego Corporation 2008 Long-Term Incentive Plan, as amended (filed as Annex A to the registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 3, 2014 and incorporated herein by reference).

*filed herewith

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that

Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 29th day of May, 2014.

CHYRONHEGO CORPORATION

By:	/s/ Dawn Johnston
Dawn Johnston
Interim Chief Financial Officer

Each person whose signature appears below constitutes and appoints Johan Apel and Dawn Johnston, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ChyronHego Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Johan Apel	President and Chief Executive Officer	May 29, 2014
Johan Apel	(principal executive officer)

/s/ Dawn Johnston	Interim Chief Financial Officer	May 29, 2014
Dawn Johnston	(principal financial officer)

/s/ Roger L. Ogden	Chairman of the Board of Directors	May 29, 2014
Roger L. Ogden

/s/ Susan Clark-Johnson	Director	May 29, 2014
Susan Clark-Johnson

/s/ Peter F. Frey	Director	May 29, 2014
Peter F. Frey

/s/ Christopher R. Kelly	Director	May 29, 2014
Christopher R. Kelly

/s/ Henrik Sundberg	Director	May 29, 2014
Henrik Sundberg

/s/ Michael C. Wheeler	Director	May 29, 2014
Michael C. Wheeler

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1.1

Restated Certificate of Incorporation filed with the State of New York on December 27, 1991 (previously filed as Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991 (File No. 000-05110) and incorporated herein by reference).

4.1.2

Certificate of Amendment of the Restated Certificate of Incorporation filed with the State of New York on February 7, 1997 (previously filed as Exhibit 3(c) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 001-09014) and incorporated herein by reference).

4.1.3

Certificate of Amendment of the Restated Certificate of Incorporation filed with the State of New York on September 19, 2007 (previously filed as Exhibit 3(i) to the registrant's Current Report on Form 8-K filed with the Commission on September 24, 2007 (File No. 000-05110) and incorporated herein by reference).

4.1.4

Certificate of Amendment of the Restated Certificate of Incorporation filed with the State of New York (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed with the Commission on May 29, 2013 (File No. 001-09014) and incorporated herein by reference).

4.2

Amended and Restated By-Laws (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed with the Commission on March 12, 2013 (File No. 001-09014) and incorporated herein by reference).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP).

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

24.1	Powers of Attorney to file future amendments (set forth on the signature page of this registration statement).

99.1

ChyronHego Corporation 2008 Long-Term Incentive Plan, as amended (filed as Annex G to the registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 17, 2013 and incorporated herein by reference).

*filed herewith